Exhibit 5

February 27, 2002


Amerada Hess Corporation
1185 Avenue of the Americas
New York, New York 10036



Ladies and Gentlemen:

         We have acted as counsel for Amerada Hess Corporation, a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), pursuant to which the Company proposes to issue and sell in one or more series from time to time, directly to purchasers or through agents or underwriters to be designated from time to time, debt securities (the "Securities"). The Securities are to be issued under an indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as Trustee.

         In connection with the foregoing, we have examined such certificates of public officials and certificates of officers of the Company, and the originals (or copies thereof, certified to our satisfaction) of such corporate documents and records of the Company, and such other documents, records and papers as we have deemed relevant in order to give the opinions hereinafter set forth, including: (i) the Certificate of Incorporation of the Company, (ii) the By-laws of the Company, (iii) the form of Indenture filed as an exhibit to the Registration Statement, and (iv) the resolutions of the Board of Directors of the Company authorizing the registration of the Securities.

         Based upon and subject to the foregoing and assuming that (i) the Registration Statement and any amendments thereto will have become effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company; and (iv) the Board of Directors of the Company or a duly constituted and acting committee thereof has taken all necessary corporate action to approve the issuance and terms of the Securities, we are of the opinion that the Securities, when duly executed, authenticated,
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Amerada Hess Corporation
Page 2


issued and delivered in accordance with the provisions of the Indenture and the applicable definitive underwriting or similar agreement upon payment of the consideration therefor provided therein, will be validly issued and will constitute binding obligations of Amerada Hess Corporation.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm appearing and under the caption "Legal Opinions" in the Prospectus that is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                  Very truly yours,

                                  White & Case LLP



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